UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        April 23, 2008

TRIARC COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-2207	38-0471180
(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West 12th Floor Atlanta, GA	30338
(Address of principal executive offices)	(Zip Code)

(678) 514-4100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITION AGREEMENT.

On April 23, 2008, Triarc Companies, Inc., a Delaware corporation (“Triarc”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with a wholly-owned subsidiary of Triarc (“Merger Sub”), and Wendy’s International, Inc., an Ohio corporation (“Wendy’s”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Wendy’s, with Wendy’s continuing as the surviving corporation and as a wholly-owned subsidiary of Triarc (the “Merger”). The Merger has been approved by the board of directors of both Triarc and Wendy’s.

Under the terms of the Merger Agreement, each outstanding share of Wendy’s common stock will be converted into the right to receive 4.25 shares of Class A common stock par value $0.10, of Triarc (the “Class A Common Stock”). Cash will be paid instead of fractional shares. Wendy’s stock options and other equity awards will generally convert upon completion of the Merger into stock options and equity awards with respect to Class A Common Stock, after giving effect to the exchange ratio.

The Merger Agreement also provides that upon consummation of the Merger, the board of directors of Triarc will be made up of twelve members, consisting of (i) ten (10) members of Triarc’s current board of directors and (ii) two members of Wendy’s current board of directors designated by Wendy’s and reasonably acceptable to Triarc. At the first meeting of the board of directors of Triarc following the consummation of the Merger, Triarc’s board of directors shall elect one of its members to the position of chairman.

The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, so that none of Triarc, Merger Sub, Wendy’s or any of Wendy’s shareholders generally will recognize any gain or loss in the transaction, except that Wendy’s stockholders will recognize gain with respect to cash received in lieu of fractional shares of Class A Common Stock.

Triarc and Wendy’s have made customary representations, warranties and agreements in the Merger Agreement, including, among others, agreements (i) with respect to the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) that Wendy’s will convene and hold a meeting of the shareholders of Wendy’s to consider and vote upon the adoption of the Merger Agreement, (iv) that Triarc will convene and hold a meeting of stockholders of Triarc to consider and vote upon (1) the approval of an amendment to the certificate of incorporation of Triarc (the “Charter Amendment”), to, among other things, (a) increase the number of authorized shares of Class A Common Stock to 1,500,000,000 shares, (b) convert each issued and outstanding share of Class B common stock, par value $0.10 per share, of Triarc (the “Class B Common Stock”) into a share of Class A Common Stock and provide that the Class A Common Stock will be the sole authorized common stock of Triarc, (c) subject to certain exceptions, restrict the issuance of preferred stock of Triarc to affiliates of Triarc, (d) change the name of Triarc so that the first word of the corporation’s name is “Wendy’s” and (e) provide that the sole purpose of Triarc is to engage in the restaurant business and (2) the approval of the issuance of Class A Common Stock required to be issued in the Merger and (v) that, subject to certain exceptions, the Wendy’s board of directors and Triarc board of directors will each recommend the adoption of the Merger Agreement and the approval of the Charter Amendment and issuance of Class A Common Stock, respectively, by their stockholders. In addition, Triarc and Wendy’s have made certain additional customary covenants, including, among others, not to (i) solicit or knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information or data in connection with alternative business combination transactions (the “No-Shop Covenants”).

Each party’s obligation to consummate the Merger is subject to customary conditions, including (i) adoption of the Merger Agreement by the holders of Wendy’s common stock, (ii) approval of the Charter Amendment and the issuance of Class A Common Stock required to be issued in the Merger by the holders of Triarc’s capital stock, (iii) absence of certain laws, judgments, injunctions or orders of governmental authorities or courts of competent jurisdictions prohibiting the closing and (iv) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and, if applicable, antitrust laws of Canada. Triarc’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of Wendy’s, (ii) performance in all material respects of Wendy’s of its obligations, (iii) the delivery of customary opinions from counsel to Triarc that the Merger will qualify as a tax-free reorganization for federal income tax purposes and (iv) that the total number of “dissenting shares” not exceed 5% of the issued and outstanding shares of Wendy’s common stock as of the effective time of the Merger. Wendy’s obligation to consummate the Merger is also subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of Triarc, (ii) performance in all material respects of Triarc of its obligations, (iii) the delivery of customary opinions from counsel to Wendy’s that the Merger will qualify as a tax-free reorganization for federal income tax purposes and (iv) effectiveness of an amendment to the Triarc bylaws providing that the headquarters of the Wendy’s brand will be located in the greater Columbus, Ohio area for a period of ten years from the date of the consummation of the Merger.

Either Triarc or Wendy’s may terminate the Merger Agreement: (i) by mutual agreement; (ii) if the Merger has not closed on or before December 31, 2008, provided that the party seeking to terminate the Merger Agreement has not breached in any material respect any of its obligations under the Merger Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before such date; (iii) if there exists any injunction, order, decree or ruling would prohibit the consummation of the Merger and such injunction, order, decree or ruling has become final and non-appealable; (iv) if a breach by the other party has not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; or (v) if Wendy’s shareholders fail to approve the Merger or Triarc’s stockholders fail to approve the Charter Amendment or the issuance of the Class A Common Stock required to be issued in the Merger.

Triarc may terminate the Merger Agreement under certain circumstances, including if: (i) prior to receiving the approval of the Triarc stockholders, Triarc’s board of directors approves a “superior proposal” and promptly following such termination, enters into a definitive agreement in connection with such superior proposal, provided that Triarc shall have complied with its obligations under the No-Shop Covenants; or (ii) Wendy’s (1) withdraws its recommendation that the shareholders of Wendy’s adopt the Merger Agreement (the “Wendy’s Recommendation”), (2) fails to include the Wendy’s Recommendation in the proxy statement, (3) recommends or approves any alternative “takeover proposal” of Wendy’s, (4) fails to publicly reaffirm the Wendy’s Recommendation following receipt of an alternative takeover proposal or (5) materially breaches its obligations under the No-Shop Covenants, fails to hold the meeting of the Wendy’s shareholders or to use reasonable best efforts to solicit proxies in favor of the adoption of the Merger Agreement and to obtain the approval of the Wendy’s shareholders (a termination of the Merger Agreement as described in subsection (ii), a “Triarc Termination”).

Wendy’s may terminate the Merger Agreement under certain circumstances, including if: (i) prior to receiving the approval of the Wendy’s shareholders, Wendy’s board of directors approves a “superior proposal” and promptly following such termination, enters into a definitive agreement in connection with such superior proposal, provided that Wendy’s shall have complied with its obligations under the No-Shop Covenants (the “Superior Proposal Termination”); or (ii) Triarc (1) withdraws its recommendation (the “Triarc Recommendation”) to its stockholders to approve the Charter Amendment and the issuance of the Class A Common Stock required to be issued in the Merger, (2) fails to include the Triarc Recommendation in the proxy statement, (3) recommends or approves any alternative “takeover proposal” of Triarc, (4) fails to publicly reaffirm the Triarc Recommendation following receipt of an alternative takeover proposal or (5) materially breaches its obligations under the No-Shop Covenants, fails to hold the meeting of the Triarc stockholders or to use reasonable best efforts to solicit proxies in favor of the approval of the Charter Amendment and the issuance of the Class A Common Stock required to be issued in the Merger.

The Merger Agreement further provides that, upon termination of the Merger Agreement in connection with a Triarc Termination or a Superior Proposal Termination, Wendy’s shall be required to reimburse Triarc and its contemplated financing sources for certain out of pocket fees and expenses in an amount equal to $10 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Triarc, Wendy’s, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of Triarc and Merger Sub, on the one hand, and Wendy’s, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Triarc and Merger Sub, on the one hand, and Wendy’s, on the other hand. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Triarc and Wendy’s and their subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Voting Agreement

On April 23, 2008, Nelson Peltz, Peter W. May (collectively, the “Stockholders”) and Triarc entered into a Voting Agreement (the “Voting Agreement”). The Voting Agreement will terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the consummation of the Merger (the “Termination Date”).

Pursuant to the Voting Agreement, the Stockholders have agreed that until the Termination Date, at any meeting of the stockholders of Triarc and at every adjournment or postponement thereof, the Stockholders will vote (or cause to be voted) the 10,736,315 shares of Class A Common Stock, representing 37.17% of outstanding shares of Class A Common Stock and the 13,893,599 shares of Class B Common Stock, representing 21.75% of outstanding shares of Class B Common Stock, together with any shares subsequently acquired, for which they have the right to exercise or direct the vote (the “Subject Shares”) (i) in favor of the proposals (A) to adopt the Charter Amendment and (B) the issuance of the Class A Common stock required to be issued in the Merger, (ii) against the approval of such matter or proposal submitted to the shareholders of Triarc for approval, if approval of such matter or proposal would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Wendy’s under the Merger Agreement and (iii) against (A) any merger, rights offering, reorganization, recapitalization or liquidation involving Triarc or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of Triarc or any of its subsidiaries or (C) any action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

Pursuant to the terms of the Voting Agreement, the Stockholders have agreed that until the Termination Date, the Stockholders shall be prohibited from, with certain exceptions, directly or indirectly (i) disposing of the Subject Shares, (ii) granting proxies or powers of attorney or entering into a voting agreement or other arrangement with respect to the Subject Shares, (iii) taking any action that would result in a diminution of the voting power represented by any of such Shareholder’s Subject Shares, or (iv) committing or agreeing to take any of the foregoing actions.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated into this report by reference.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,’ “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Triarc’s and Wendy’s expectations with respect to the synergies, efficiencies, overhead savings, costs and charges and capitalization, anticipated financial impacts of the merger transaction and related transactions; approval of the merger transaction and related transactions by shareholders; the satisfaction of the closing conditions to the merger transaction and related transactions; and the timing of the completion of the merger transaction and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, due to, among other things: (1) changes in the quick service restaurant industry; (2) prevailing economic, market and business conditions affecting Triarc and Wendy’s; (3) conditions beyond Triarc’s or Wendy’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting Triarc’s and/or Wendy’s customers or food supplies or acts of war or terrorism; (4) changes in the interest rate environment; (5) changes in debt, equity and securities markets; (6) changes in the liquidity of markets in which Triarc or Wendy’s participates; (7) the availability of suitable locations and terms for the sites designated for development; (8) cost and availability of capital; (9) adoption of new, or changes in, accounting policies and practices; and (10) other factors discussed from time to time in Triarc’s and Wendy’s news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of Triarc’s and Wendy’s Annual and Quarterly Reports on Forms 10-K and 10-Q. Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder or regulatory approvals, or the failure of other closing conditions. Triarc cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Triarc, Wendy’s, the merger, the related transactions or other matters and attributable to Triarc or Wendy’s or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Triarc and Wendy’s do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Triarc will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Triarc and Wendy’s and that also constitutes a prospectus of Triarc. Triarc and Wendy’s each will mail the proxy statement/prospectus to its stockholders. Triarc and Wendy’s urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Triarc’s website (www.triarc.com) under the heading “Investor Relations” and then under the item “SEC Filings and Annual Reports.”. You may also obtain these documents, free of charge, from Wendy’s website (www.wendys.com) under the tab “Investor” and then under the heading “SEC Filings.”

Proxy Solicitation

Triarc, Wendy’s and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Triarc and Wendy’s stockholders in favor of the stockholder approvals required in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Triarc and Wendy’s stockholders in connection with the stockholder approvals required in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Triarc’s executive officers and directors in its Annual Report on Form 10-K, as amended, filed with the SEC on April 25, 2008. You can find information about Wendy’s executive officers and directors in its definitive proxy statement filed with the SEC on March 12, 2007 and its Annual Report on Form 10-K, as amended, filed with the SEC on April 28, 2008. You can obtain free copies of these documents from Triarc and Wendy’s at the websites described above.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
Exhibit 2.1:

Agreement and Plan of Merger, dated as of April 23, 2008, by and among Triarc Companies, Inc., Green Merger Sub Inc. and Wendy’s International, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

Exhibit 99.1:	Voting Agreement, dated as of April 23, 2008, by and among Triarc Companies, Inc., Nelson Peltz and Peter W. May.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

TRIARC COMPANIES, INC.
Dated: April 29, 2008	By:	/s/ Stephen E. Hare
Name: Stephen E. Hare Title: Senior Vice President and Chief Financial Oficer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 2.1:

Agreement and Plan of Merger, dated as of April 23, 2008, by and among Triarc Companies, Inc., Green Merger Sub Inc. and Wendy’s International, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

Exhibit 99.1:	Voting Agreement, dated as of April 23, 2008, by and among Triarc Companies, Inc., Nelson Peltz and Peter W. May.